UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

Fogo de Chao, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37450	45-5353489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14881 Quorum Drive, Suite 750 Dallas, TX		75254
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 361-6276

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 1, 2016, Fogo de Chão Inc., through its wholly-owned subsidiary Fogo de Chão (Holdings), Inc. (the “Company”), implemented the Fogo de Chão (Holdings), Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”), a nonqualified deferred compensation plan.

The Deferred Compensation Plan is intended to provide current tax planning opportunities and supplemental funds upon retirement or death for certain key employees designated and approved by the Company to be eligible to participate in the Deferred Compensation Plan.

The Deferred Compensation Plan enables its participants with the opportunity to voluntarily elect to defer the timing of payment of base salary and/or bonuses. Authorized officers of the Company shall generally administer the Deferred Compensation Plan.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

9.01Financial Statements and Exhibits

(d)   Exhibits

Exhibit	Description
10.1	Fogo de Chão (Holdings), Inc. Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fogo de Chao, Inc.

Date: July 7, 2016	By:	/s/ Michael Prentiss
Michael Prentiss
Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Fogo de Chão (Holdings), Inc. Deferred Compensation Plan